Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Wilmington Trust Corporation for the registration of 11,700 shares of its common stock and to the incorporation by reference therein of our report dated January 23, 1998, with respect to the consolidated financial statements and schedules of Wilmington Trust Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                             /s/ Ernst & Young LLP


Philadelphia, Pennsylvania
December 21, 1997